Form N-SAR,
Sub-Item 77I
Terms of new or amended securities

Nuveen Municipal Trust
811-07873

On January 30, 2013, under Conformed Submission
485BPOS, accession number, 0001193125-13-029965,
a new series of the trust was filed with the SEC and is herein incorporated by reference as an exhibit to the Sub-Item 77I of Form N-SAR.

The new series is Nuveen Short Duration High Yield
Municipal Bond Fund.


See the Prospectus for terms of the securities.